UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 25, 2012

ENTRAVISION COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-15997	95-4783236
(Commission File Number)	(IRS Employer Identification No.)

2425 Olympic Boulevard, Suite 6000 West

Santa Monica, California 90404

(Address of principal executive offices) (Zip Code)

(310) 447-3870

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2012, Philip C. Wilkinson, President and Chief Operating Officer of the Company, notified the Company that he was resigning as an officer and employee of the Company and all of the Company’s affiliated and subsidiary entities, effective as of May 31, 2012. Mr. Wilkinson will remain a member of the Board of Directors of the Company. On April 27, 2012, the Company issued a press release relating to Mr. Wilkinson’s resignation. This press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

In connection with his resignation, Mr. Wilkinson entered into a Consulting Agreement with the Company, effective April 25, 2012 (the “Agreement”). The term of the Agreement is effective as of April 25, 2012 and will continue through December 31, 2013 (the “Term”), unless earlier terminated pursuant to the terms of the Agreement. The Agreement provides that, beginning on June 1, 2012 and through May 31, 2013 (the “Consulting Period”), Mr. Wilkinson will consult with the Company regarding matters relating to the Company’s business that are mutually agreed upon from time to time by the Company and Mr. Wilkinson. The Agreement also provides that, in consideration for his consulting services, during the Consulting Period the Company will pay Mr. Wilkinson $65,833 per month, and during the Term the Company will also pay Mr. Wilkinson’s premium payments for health care benefit coverage and life and disability insurance policies and the Company will pay Mr. Wilkinson an automobile allowance of $2,000 each month. Mr. Wilkinson will also be eligible to receive a bonus with respect to calendar year 2012 on a prorated basis for the period of time he was employed with the Company through May 31, 2012.

The Agreement further provides that all outstanding restricted stock units held by Mr. Wilkinson will vest effective as of May 31, 2012, and that all outstanding stock options held by Mr. Wilkinson will continue to vest in accordance with the vesting provisions of those stock option agreements until the earlier of: (i) the date of expiration or termination of the Consulting Period, or (ii) the date of expiration or termination of the Agreement, at which time all outstanding stock options held by Wilkinson shall automatically be forfeited.

The Agreement also provides mutual releases by the Company and Mr. Wilkinson of all liabilities, causes of action and other legal responsibilities arising from acts or omissions prior to the effective date of the Agreement, including those arising under Mr. Wilkinson’s Employment Agreement with the Company dated effective as of January 1, 2011. The Agreement further contains confidentiality, non-solicitation, non-disparagement and other provisions applicable to Mr. Wilkinson and the Company.

The Agreement is filed herewith as Exhibit 10.1. The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit, which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibits are being filed herewith:

(10.1)	Consulting Agreement, effective April 25, 2012, by and between Philip C. Wilkinson and Entravision Communications Corporation.

(99.1)	Press Release of Entravision Communications Corporation, dated April 27, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTRAVISION COMMUNICATIONS CORPORATION

Date: April 27, 2012	By:	/s/ Walter F. Ulloa
Name: Walter F. Ulloa
Title: Chairman and Chief Executive Officer

ENTRAVISION COMMUNICATIONS CORPORATION

Exhibit Index to Current Report on Form 8-K

Exhibit Number
(10.1)	Consulting Agreement, effective April 25, 2012, by and between Philip C. Wilkinson and Entravision Communications Corporation.

(99.1)	Press Release of Entravision Communications Corporation, dated April 27, 2012.